Exhibit 99.1

News

For Immediate Release

4 Landmark Square Suite 400 Stamford, CT 06901

Telephone: (203) 975-7110 Fax: (203) 975-7902

Contact: Robert B. Lewis (203) 406-3160

SILGAN HOLDINGS DECLARES QUARTERLY DIVIDEND

STAMFORD, CT, August 2, 2006 -- Silgan Holdings Inc. (Nasdaq:SLGN), a leading supplier of consumer goods packaging products, announced today that its Board of Directors has declared a quarterly cash dividend on its common stock. The Board of Directors approved a $0.12 per share quarterly cash dividend, payable on September 15, 2006 to the holders of record of common stock of the Company on September 1, 2006.

* * *

Silgan Holdings is a leading North American manufacturer of consumer goods packaging products with annual net sales of approximately $2.5 billion in 2005. Silgan operates 65 manufacturing facilities in the U.S., Canada and Europe. In North America, Silgan is the largest supplier of metal containers for food products and a leading supplier of plastic containers for personal care products. In addition, Silgan is a leading supplier of metal, composite and plastic vacuum closures for food and beverage products in North America and Europe.

* * *